INFORMATION STATEMENT TO WRITTEN CONSENT

May 16, 2012

CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442

Dear Common Stock, $0.0001 par value, Shareholders (“Shareholders” or “you”):

Why am I receiving these materials? CHDT Corporation (“Company” or “we” or “us”) is sending you this Information Statement to inform you of proposed corporate actions approved by the Company Board of Directors.  We are requesting the written consent of 10 or fewer shareholders who are not members of the Company management in order to approve the proposed corporate actions by written consent and without holding a shareholder meeting.   Members of Company management have already signed written consents representing 216,789,248 shares of Common Stock and approving the proposed corporate actions.

What vote is required to approve each proposed corporate action? Each of the proposed corporate actions requires the approval of Shareholders owning 50.1% or more of the issued and outstanding shares of Common Stock as of the record date of April 25, 2012.

What is the purpose of the proposals?  Under its by-laws, the Company has to annually elect directors.   We routinely seek Shareholder ratification of the appointment of a public auditor as part of our policy of seeking qualified and independent public auditors.  The Company’s current name, “CHDT Corporation,” is not the same as the name of the Company’s products’ trade name, being “Capstone Industries.”  The Company’s management believes the Company’s Common Stock would benefit if the corporate name was the same as the trade name of the products sold nationally through major retailers.   This alignment of corporate name and product trade name is a common sense and common industry practice and it makes it easier for investors to match the corporate name with the Company’s business line and products. “CHDT” is merely an acronym for the Company’s old corporate name.

Why is there no Annual Meeting of Shareholders?  The members of management and 10 public shareholders have sufficient votes to approve or reject any of the proposed corporate actions.  Florida law allows the Company to approve these proposals by written consent.  As such, holding an annual meeting of shareholders, while has certain ancillary benefits, is not necessary to approve or reject the proposed corporate actions.  A written consent avoids the cost of holding an annual meeting, which is significant for a small reporting company like CHDT Corporation.

Who is paying for the preparation and mailing of the Information Statement?  The cost of preparing and mailing the Information Statement  will be borne by the Company. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and the Company will, upon request, reimburse them for their expenses in so doing.  The Company estimates the cost of preparing and mailing the Information Statement to be $2,500.

When do the proposed corporate actions become effective?  If approved by more than 50.1% of the issued and outstanding shares of Common Stock as of the Record Date,  the proposed corporate actions take effect 20 days after the date of mailing of an information statement to the Company Shareholders.

PROPOSALS

PROPOSAL 1:  ELECTION OF DIRECTORS.  The background of the director nominees is set forth below.  Each of these nominees is currently a director of the Company.

The Company’s Board of Directors nominated the following six persons on April 25, 2012, at a board meeting, to stand for election to the Company’s Board of Directors until their successors are elected and assume office in fiscal year 2013.

COMPANY RECOMMENDS THAT YOU CONSENT TO THE ELECTION OF THE SIX NOMINEES

STEWART  WALLACH, age 60,  is the Chief  Executive  Officer and President of the Company since April 23,  2007, a director of the Company  since  September  22, 2006,  and the founder and Chief  Executive  Officer and Chairman of the Board of  Capstone  Industries since  September 20, 2006.  Mr. Wallach is an American entrepreneur and has founded and operated a number of successful businesses over his 35 year career. Over the past 15 years , Mr. Wallach has been focused on technology based companies in addition to consumer product businesses, the field in which he has spent most of his career.  Prior to founding Capstone Industries, he sold  Systematic  Marketing,  Inc.,  which  designed , manufactured  and  marketed automotive  consumer products  to mass  markets,  to Sagaz  Industries,  Inc.,  a leader in these categories.  He served as President of Sagaz Industries for 10 years before forming Capstone Industries, Inc. In 1998, Mr. Wallach co-founded  Examsoft  Worldwide,  Inc., which developed  and delivered  software  technology  solving security   challenges  of  laptop-based   examinations  for  major   educational institutions  and  state  bar  examiners. Mr. Wallach remained chairman of Examsoft until it was acquired in late 2009. Mr.Wallach has designed and patented a number of innovations over the span of his career and has been traveling to China establishing manufacturing and joint venture  relationships since the early 1980s.

GERRY MCCLINTON, age 57.  Mr. McClinton was appointed as a director of the Company to fill a vacancy on February 5, 2008. He is currently the Interim Chief Financial Officer and Chief Operating Officer of CHDT Corp and Capstone Industries.  His prior work experience is: (a) President of Capstone (2005 -2007); (b) General Manager of Capstone (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000); (d) Chief Financial Officer, Firedoor  Corporation, a national  manufacturer  of security and fire doors to the construction industry (1980-1990).  Mr. McClinton received a designation from The Royal Institute of Cost and Management Accountants (“I.C.M.A.”), University of Northern Ireland, Belfast, United Kingdom.

LAURIE HOTZ, age 79, is a certified public accountant practicing in the greater Miami, Florida region for over 40 years. Mr. Holtz was appointed Chief Financial Officer of the Company in December 2007 but retired from this position in 2009.  Mr. Holtz was a pioneer in the development of forensic accounting and has worked as a forensic auditor in a number of cases over the years.  Mr. Holtz has served on the Board of Directors since January 2004.

Dr. JEFFREY POSTAL, age 55, has served as a director of the Company since January of 2004. Dr. Postal presently is a businessman and entrepreneur in the Miami, Florida region. Dr. Postal owns, founded or funded numerous successful businesses over the last few years, including but not limited to: Sportacular Art, a company that was licensed by the NFL, BLB and NHL to design and manufacture sports memorabilia for retail distribution in the U.S; Co-Owner of Natures Sleep, LLC, a major distributor of Visco Memory Foam mattresses, both nationally and internationally; Dr. Postal is a Partner in Social Extract, LLC, a Social Media company offering consulting services to many major companies in the U.S.; Dr. Postal is the principal investor of Postal Capital Funding, LLc, a fund whose mission is to find undervalued/under capitalized companies and extend funding to them in exchange for equity and/or capital consideration; Dr Postal is the founder of Datastream Card Services, a company that provides innovative billing solutions to companies conducting business on the internet.

JEFFREY GUZY, age 60, was appointed to the Company's Board of Directors on May 3, 2007, to replace Mr. Lamadrid. Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; an M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University and an Associate Degree in Theology from Georgetown University. He has served as an executive manager or consultant in international business development, sales or management in the telecommunications industry, specifically with IBM Corp., RCA Corp., Sprint International, Bell Atlantic Video Services, Loral Cyberstar and FaciliCom International. He serves on the Boards of numerous enterprises, to include Aprize Satellite, which provides global remote monitoring and control. Mr. Guzy is also an Advisor to the MIT Enterprise Forum.

LARRY SLOVEN, age 62.  Mr. Sloven was appointed as a director on May 3, 2007.  A U.S. Citizen, Mr. Sloven resided in Hong Kong for over 18 years.  He is a member of the American Chamber of Commerce in Hong Kong. He just finished a five year term as a Director of the American  Club in Hong Kong and  Chaired  the  Development  Committee  which was responsible for re engineering five major  multi-million  dollar  re-development projects for the premier club in Asia.

Mr. Sloven's company was a product development and purchasing agent for Capstone, and was the purchasing agent for Dick's sporting goods chain.  He also helped develop a private label hardware and accessory line for Circuit City, Inc. and a camcorder and cellular phone battery line for Spectrum Brands, Inc.  (formerly,  "Rayovac Corp."). In 1993, Mr. Sloven helped set up a joint venture factory  producing  cellular battery packs for AT&T along with the first  cellular  alkaline  battery pack for  Duracell.  He participated in the outsourcing of the production of the one-hour NMH-fast charger for the Duracell Corporation.  In the mid 1990's, he helped set up a JV with  Rayovac  and the largest alkaline  consumer battery factory in China. Mr. Sloven also assisted in the outsourcing of video games for Atari, arranging for Chinese manufacture of The Stanley Works' garage door motors and products.

PROPOSAL 2: RATIFICATION OF ROBISON HILL & COMPANY AS PUBLIC AUDITORS of the Company for fiscal year 2011.  Robison Hill & Company has been the public auditor of the Company since 2000.

THE COMPANY MANAGEMENT RECOMMENDS CONSENT TO THE RATIFICATION OF ROBISON HILL & COMPANY AS PUBLIC AUDITORS FOR FY YEAR 2012.

Audit Fees

The fees billed or incurred by Robison Hill for professional services rendered in connection with the audit of our annual consolidated financial statements for 2011 and 2010, the review of the consolidated financial statements included in our quarterly reports on Form 10Q, the review of SEC filings and issuance of comfort letters in connection with our equity offerings in 2010 and the review and consent for our other filings for 2011 and 2010 were approximately $57,309 and $53,855, respectively.

Audit-Related Fees

The fees billed by Robison Hill for professional services rendered for assurance and related services that are reasonably related to the audit of our annual consolidated financial statements for 2011 and 2010 were approximately $57,309 and $53,855 respectively.

Tax Fees

 Robison Hill billed us in 2010 for $2,500 and in 2011 for $2,500 for tax services

All Other Fees

In 2010 and 2011, Robison Hill  did not bill us for any services other than those described above, except that Robison Hill acts as the Company’s EDGAR filing service bureau and charges the Company a per filing fee for each filing with the SEC.

Pre-Approval of Non-Audit Services

The Audit Committee has established a policy governing our use of Robison Hill for non-audit services. Under the policy, management may use Robison Hill for non-audit services that are permitted under the rules and regulations of the Commission, provided that management obtains the Audit Committee’s prior written approval before such services are rendered.

PROPOSAL 3:  AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE COMPANY NAME TO “CAPSTONE COMPANIES, INC.,”

On April 25, 2012, the Board approved the following change to the Articles of Incorporation of the Company to change the Company’s name:

Article 1.  The name of the corporation is Capstone Companies, Inc.

COMPANY MANAGEMENT RECOMMENDS YOUR CONSENT TO THE PROPOSED NAME CHANGE AND AMENDMENT OF THE COMPANY ARTICLES OF INCORPORATION.

The Board believes that the Company needs to align its legal name with its trade names and to adopt a new company name that provides the public with a sense of the Company’s business lines.  “CHDT Corp.” does not provide the public with any hint of the business of the Company or does not tie the Company name to the trade name of its products.

The Company will seek a new trading symbol for its Common Stock if the amendment to adopt a new Company name is approved by the Common Stock holders.   Since the Company’s Common Stock is quoted on The OTC Markets Group, Inc. QB System, the Company can request, but not reserve, a new trading symbol, from the Financial Industry Regulatory Authority or “FINRA.”  FINRA selects the new trading symbol and only grants a requested trading symbol if FINRA believes the requested trading symbol is available and does not create any market confusion.   Shareholders do not have to approve and are not entitled to vote on a new trading symbol for the Common Stock.   The Company intends to request “CAPC” as new trading symbol.

No Dissenters’ Rights

The Florida  Law does not provide for dissenter’s rights in connection with any of the Corporate Action described in this Information Statement.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth information about the management of the Company.

Directors.   The profiles for directors is set forth under “Proposal 1: Election of Directors” below.  The incumbent, current directors are:

Name	Position With the Company	Age as of the Annual Meeting	Director Since
Stewart Wallach	Chief Executive Officer and Chairman Of the Board of Directors	60	2007
James McClinton	Chief Financial Officer, Chief Operating Officer and Director	57	2008
Laurie Holtz	Director	79	2004
Larry Sloven	Director	62	2007
Jeffrey Postal	Director	55	2004
Jeffrey Guzy	Director	61	2007

Executive Officers

The current officers of the Company are:

(1)  Stewart Wallach, age 60, was appointed as Chief Executive Officer and President of the Company on April 23, 2007. Mr. Wallach is also the senior executive officer and director of Capstone.

(2  James “Gerry” McClinton, age 57, is the Interim Chief Financial Officer and Chief Operating Officer and a director (appointed as a director on February 5, 2008) of the Company. Mr. McClinton is also a senior executive of Capstone.

(3)  Jill Mohler, age 49, Secretary since February 5, 2008.  Ms. Mohler served in the Ohio Air National Guard from 1982 to 1989.  Ms. Mohler graduated with honors from DeVry University with a Bachelors Degree in Business Administration in October 2006.  She began working as Executive Assistant under Stewart Wallach at CHDT Corporation in January 2008.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

Each share of Common Stock of the Company as of April 25, 2012, that are issued and outstanding is the Common Stock, $0.0001 par value per share, or "Common Stock" enjoy one vote on all matters presented for their vote.  The table below sets forth, as of  April 25, 2012, (“Record Date”),  certain  information  with  respect to the Common Stock  beneficially owned by (i) each Director,  nominee and executive  officer of the Company;  (i) each person who owns  beneficially  more than 5% of the common stock;  and (iii) all Directors,  nominees and executive officers as a group. A following table also shows ownership as of the Record Date of shares of Series C Stock, which are entitled to elect two separate directors but do not vote on the six nominees elected by the Common Stock holders.  There were 649,510,532 shares of Common Stock outstanding on the Record Date and 1,000 shares of Preferred C Stock were outstanding as of April 25, 2012.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of April 25, 2012
NAME, ADDRESS & TITLE	STOCK OWNERSHIP	PERCENTAGE OF STOCK OWNERSHIP	STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	% OF STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	ALL OPTION WARRANT SHARES
					VESTED	NOT VESTED
Stewart Wallach, CEO, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (2)	147,618,822	22.7%	172,116,861	23.9%	24,498,039	0
Gerry McClinton, CFO, COO & Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (3)	504,949	0.1%	32,754,949	4.6%	32,250,000	0
Laurie Holtz, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (4)	4,628,300	0.7%	6,628,300	0.9%	1,000,000	1,000,000
Jeff Postal, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (5)	62,413,177	9.6%	68,413,177	9.5%	5,000,000	1,000,000
Jill Mohler, Secretary, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (6)	0	0.0%	600,000	0.1%	450,000	150,000
Jeff Guzy, Director,Director, 3130 19th St North, Arlington, VA 22201 (7)	832,000	0.1%	3,832,000	0.3%	1,500,000	1,500,000
Larry Sloven, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (8)	792,000	0.1%	2,792,000	0.4%	1,000,000	1,000,000
ALL OFFICERS & DIRECTORS AS A GROUP	216,789,248	33.3%	287,137,287	39.7%	65,698,039	4,650,000

PRINCIPAL SHAREHOLDERS

Bart Fisher, 9009 Potomac Forest Drive, Great Falls, VA 22066 (9) (10)	28,942,919	4.5%	28,942,919	4.0%	0	0
Margaret Fisher, 9009 Potomac Forest Drive, Great Falls, VA 22066	45,429,136	7.0%	45,429,136	6.3%	0	0
SUBTOTAL PRINCIPAL SHAREHOLDERS	74,372,055	11.5%	74,372,055	10.3%	0	0

TOTAL	291,161,303	44.8%	361,509,342	50.0%	65,698,039	4,650,000

Notes to Table
(1)   Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)  Total shares includes 22,733,333 million shares that Mr. Wallach has the current right to acquire under a non-qualified stock option and 1,764,706 shares of Common Stock issuable under the warrants issued to Mr. Wallach as part of his $100,000 investment in Company’s 2007 private placement under Rule 506 of restricted shares of Common Stock. Mr. Wallach was appointed Chief Executive Officer and President of the Company on April 23, 2007.
(3)  Total shares include 32,250,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated April 27, 2007.
(4) Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement, dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement, dated July 19, 2011.  Mr. Holtz was appointed as Chief Financial Officer in December 2007 and resigned from his position on June 1, 2009.  Mr. Holtz is still serving as a Director of the Board.
(5)  Total shares include 4,000,000 shares of Common Stock for purchase under a Warrant Agreement dated July 11, 2008, 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase on, under a non-qualified stock option agreement, dated July 19, 2011.
(6)  Ms. Mohler was appointed as Secretary on February 5, 2008, and replaced Gerry McClinton, who reigned on that same date to focus on his duties as Chief Operating Officer.  Ms. Mohler was granted a non-qualified stock option for 150,000 shares of Common Stock in 2008 as part of her compensation arrangement.   On June 15, 2010, an additional 300,000 shares were granted under a non-qualified stock option agreement. On July 19, 2011, Ms. Mohler was granted another 150,000 shares of Common Stock under a non-qualified stock option agreement.
(7)  Total shares include 1,500,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,500,000 shares of Common Stock, available for purchase under a non-qualified stock option agreement dated July 19, 2011.
(8)  Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement, dated July 19, 2011.
(9)(10)  Bart Fisher is the spouse of Margaret Fisher. Bart Fisher was an officer and director of the Company in 2002. If the ownership of Bart Fisher is combined with his spouse’s holdings, then Bart Fisher may be deemed to be an “affiliate” of the Company under the rules of the Securities Exchange Act of 1934, as amended, and on the basis of owning more than 10% of the Company’s outstanding shares of Common Stock.

OWNERSHIP OF SERIES C STOCK AS OF April 25, 2012

The following table sets forth beneficial ownership of Series C Convertible Preferred Stock of members of Company management as of  April 25, 2012.

Name	Number of Shares of Preferred	% of Shares	Number of Outstanding Shares of Common Stock issuable Upon Conversion of Series C Stock	% of Shares of Common Stock Owned upon Conversion of Series C Stock
Involve, LLC c/o Harris & Cramer, LLP 3507 Kyoto Gardens Drive, Palm Beach Gardens, Florida 33401	1,000	100%	67,979,425	8.8%

EXECUTIVE COMPENSATION
Set forth below is the approved compensation of each officer for fiscal years 2011, 2010, and 2009.  Each of the officers served as a director of the Company in fiscal year 2011, but they were not compensated for director service.

Name & Principal Position	Year	Salary $	Bonus (6) $	Stock Awards $	Non-Equity Incentives (7) $	All Other $	TOTAL $
Stewart Wallach	2011	$260,463	-0-	-0-	-0-	-0-	$260,463
Chief Executive	2010	$248,060	-0-	-0-	-0-	-0-	$248,060
Officer (1,2,3)	2009	$236,250	-0-	-0-	-0-	-0-	$236,250

Gerry McClinton(1,4,5)	2011	$173,643	-0-	-0-	-0-	-0-	$173,643
Operating Officer	2010	$165,375	-0-	-0-	-0-	-0-	$165,375
& Interim CFO	2009	$157,500	-0-	-0-	-0-	-0-	$157,500

Footnotes:
(1)	Each Employment Agreement provides for an annual minimum salary increase of 5%.
(2)	Although approved for a salary of $260,463, Stewart Wallach took a voluntary salary reduction and earned $180,000 in 2011.
(3)	Although approved for a salary of $248,060, Stewart Wallach took a voluntary salary reduction and earned $186,923 in 2010.
(4)	Although approved for a salary of $173,643, Gerry McClinton took a voluntary salary reduction and earned $146,250 in 2011.
(5)	Although approved for a salary of $165,375, Gerry McClinton took a voluntary salary reduction and earned $124,615. In 2010.
(6)	The Company has no non-equity incentive plans.
(7)
The Company has no established bonus plan.  Any bonus payments are made ad hoc upon recommendation of Nominating and Compensation Committee and approval by Board of Directors.  Bonuses are only paid on a performance basis.

NAME/POSITION	YEAR	SEVERANCE PACKAGE	CAR ALLOWANCE	CO. PAID SERVICES	TRAVEL LODGING	TOTAL($)
Stewart Wallach	2011	-0-	-0-	-0-	-0-	-0-
Chief Executive	2010	-0-	-0-	-0-	-0-	-0-
Officer	2009	-0-	-0-	-0-	-0-	-0-

Gerry McClinton	2011	-0-	-0-	-0-	-0-	-0-
Chief Operating	2010	-0-	-0-	-0-	-0-	-0-
Officer & Chief	2009	-0-	-0-	-0-	-0-	-0-
Financial Officer

FOOTNOTES:  (1) There were no 401(k) match by the Company and no medical supplemental payments by the Company in any of the years specified.

Outstanding Equity Awards as Fiscal Year Ended 2011 Table

OPTIONS(1)

NAME	Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
Stewart Wallach	24,498,039.029		4/27/2017
Gerry McClinton	32,250,000.029		4/27/2017

2011 OPTION EXERCISES AND VESTED OPTIONS

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Stewart Wallach	-0-	-0-
Gerry McClinton	-0-	-0-

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

	SALARY SEVERANCE	BONUS SEVERANCE	GROSS UP TAXES	BENEFIT COMPENSATION	GRAND TOTAL TOTAL
Stewart Wallach	$273,486	-0-	$10,800	$20,000	$304,286
Gerry McClinton	$182,325	-0-	$10,800	$20,000	$213,125

Executive Compensation Philosophy, Strategy and Objectives

The principal objectives of our senior officer compensation are to attract, motivate and retain the services of qualified officers who can lead the Company to achieve its business goals and enhance public shareholder value.  The Company’s business goals are to achieve consistent profitability in operations and attain long-term profitability.  Our approach is based on the following compensation philosophies:

1.
Align Shareholder and Officer Interests:  Besides a base salary sufficient to attract qualified personnel, we provide non-qualified, long-term stock options to tie the interests of our officers with the interests of the shareholders in long term profitability of the Company.

2.	Performance Based Compensation. Our grant of options and stock are designed to reward and encourage officers to achieve Company goals in financial and business performance.

The recession in the U.S. has adversely impacted our ability to achieve sustained profitability in 2011.  As a result, we have had limited grants of options and stock to officers or directors for 2011.  To further assist the Company the Management Executives voluntarily cut their salaries during 2010 by 20%.  No cuts in salary occurred in 2011.

Competitive Market

We have two  independent directors:  Jeffrey Guzy and Laurie Holtz.  From time to time, we request that our outside legal counsel or a consultant compare our compensation for management with other microcap companies in consumer goods.   In 2011, we did not benchmark management compensation. Compensation was last benchmarked in 2010, when an independent director and outside legal counsel reviewed compensation of executives at several peer companies holding equivalent positions or having similar responsibilities as our senior officers. The peer companies utilized in the 2010 analysis were engaged in some segment of consumer goods and were microcap companies (some having less or greater resources and operating income than our company).   The companies reviewed were:

1)	Acuity Brands, Inc.

2)	AZZ Inc.

3)	Hubbell, Inc.

4)	Lightening Science Group Corp.

5)	LSI Industries, Inc.

6)	Plasmatech, Inc.

7)	Thomas & Betts Corp.

We use peer group and available survey data to analyze our executive compensation (overall, base salary, annual bonus and long-term incentives) relative to the 50th percentile, or median, of the benchmark data.  While we use the data to ensure competitiveness and reasonableness, we do not rely solely or primarily on benchmarking in establishing executive compensation levels.  Variations in the actual compensation we set may be based on achievement of short-term and long-term goals, the competitive environment, talent and level or responsibility of each senior officer.

Role of the Compensation Committee

 The Company Nominating and Compensation Committee operates independently of management and currently consists of two  independent directors, Jeffrey Guzy and Laurie Holtz, who are independent under applicable SEC standards and are  an “Outside Director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).    The Nominating and Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of the senior officers (other than the Chief Executive Officer).

The Nominating and Compensation Committee or “Committee” is responsible for establishing and implementing our executive compensation plans as well as continually monitoring adherence to and effectiveness of those plans, including:

•
reviewing the structure and competitiveness of our executive compensation programs to attract and retain superior executive officers, motivate officers to achieve business goals and objectives, and align the interests of executive officers with the long-term interests of our shareholders;

•
reviewing and evaluating annually the performance of  officers in light of company goals and objectives and approving their compensation packages, including base salaries (if at issue or in consideration), long-term incentive and stock based compensation and perquisites;

•	monitoring the effectiveness of the Company’s sole incentive stock option plan and approving annual financial targets for officers; and
•
determining whether to award incentive bonuses that qualify as “performance-based compensation” for executive officers whose compensation is covered by Internal Revenue Code or “Code” Section 162(m), the elements of such compensation, whether performance goals have been attained and, if appropriate, certifying in writing prior to payment of such compensation that the performance goals have been met.

Role of Management

The Company believes that it is important to have our Chief Executive Officer’s input in the design of compensation programs for his direct reports.   The Chief Executive Officer reviews compensation programs annually with the Committee, evaluating the adequacy relative to the marketplace, inflation, internal equity, external competitiveness, business and motivational challenges and opportunities facing the Company and its executives. In particular, he considers base salary a critical component of compensation to remain competitive and retain his executives, especially when market factors, such as freight demand, lag behind supply of industry-wide capacity and meeting pre-established goals for an annual incentive bonus have not been attainable for several years. All final decisions regarding compensation for the Chief Executive Officer are made by the Committee. The Chief Executive Officer does not make recommendations with regard to his own compensation.

Role of the Compensation Consultant

While we may consult industry sources on compensation for executives, we have not engaged a consultant to analyze our compensation levels in 2012 or 2011.

Executive Compensation Components

For 2011, the principal components of compensation for each officer were:

•	base salary;
•	annual incentive;
•	long-term incentive compensation (restricted stock awards); and
•	perquisites and other benefits.

Our company endeavors to strike an appropriate balance between long-term and current cash compensation.  The current executives are key to the ability of the Company to conduct its business because of their individual experience and relationships in our current business line.  Their compensation reflects their individual value to the ability of the Company to conduct its current business.

Base Salary

 Base salary is considered a critical component of compensation at all levels. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals, which are important considerations in the current competitive industry market. Base salaries provide a stable source of income regardless of stock price performance so that our senior officers can focus on a variety of important business metrics in addition to our stock price.  The reliance on base salary is also necessitated by the relatively flat performance of our Common Stock in the market over the past two years.

The annual salaries paid to company senior officers are set based on the assessment of each executive’s overall contribution to the achievement of our business objectives, respective responsibilities, longevity with the Company as well as comparisons to comparable positions in peer group companies as provided periodically by an external market study.

EMPLOYMENT AGREEMENTS

On February 1, 2011, the Company amended the terms of the employment agreements for Stewart Wallach and Gerry McClinton, extending the agreement term to February 5, 2013.  These Employment Agreements stipulate a 5% increase in salary annually.  The authorized increases for 2010 salaries for Gerry McClinton and Stewart Wallach would have been $7,875 and $11,812 respectively.  However, neither Stewart Wallach nor Gerry McClinton exercised these increases in 2011.   These amended agreements supersede any existing employment agreements and are the only employment agreements with Company officers:

(1)           Stewart Wallach, Chief Executive Officer and President. The employment agreement provides for an annual salary of $225,000 with minimum annual increase in base salary of 5%.  Mr. Wallach may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which share subject to piggyback registration rights.  Mr. Wallach was entitled to a base salary of $260,465 for fiscal year 2011, however, his actual base salary in fiscal year 2011 was $180,000 because of a voluntary salary reduction for 2011.  Mr. Wallach was entitled to a base salary of $248,062 for fiscal year 2010, however, his actual base salary in fiscal year 2010 was $186,923 because of a voluntary salary reduction for 2010.

(2)           Gerry McClinton, Chief Operating Officer and Interim Chief Financial Officer. The employment agreement provides for an annual salary of $150,000 with minimum annual increase in base salary of 5%.  Mr. McClinton may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights.  Mr. McClinton was entitled to a base salary of $173,643 in fiscal year 2011, however, his actual base salary in fiscal year 2011 was $146,250  because of a voluntary salary reduction for 2011.  Mr. McClinton was entitled to a base salary of $165,375 in fiscal year 2010, however, his actual base salary in fiscal year 2010 was $124,615 because of a voluntary salary reduction for 2010.

Common Provisions in both Employment Agreements:  The following provisions are contained in each of the above employment agreements:

If the officer’s employment is terminated by death or disability, the Company is obligated to pay to the officer’s estate or the officer, as the case may be, a lump sum payment equal to  (a) the officer’s base salary through the termination date, plus a pro rata portion of the officer bonus for the fiscal year in which the termination occurred and (b) a lump sum payment equivalent to the sum of (i) one-year’s salary at the annual base salary rate officer was earning as of the date of termination; (ii) the bonus payment(s) officer received in the preceding fiscal year; and (iii) the cost of officer’s health and dental insurance premiums for the preceding fiscal year.

If the employment is terminated without cause by the Company or for “good reason” (as defined in the employment agreement) by the officer, then the Company must pay to the officer’s estate or the officer, a lump-sum payment equal to the greater of:  (aa) the sum of (i) one-year’s salary at the annual base salary rate that the officer was earning as of the date of termination and (ii) the bonus payment(s) officer received in the preceding fiscal year; and (bb) the sum of (i) the base salary that the officer would have earned had he remained employed through the remainder of the employment period and (ii) the bonus payment(s) officer received in the preceding fiscal year multiplied by the number of years remaining in the employment period (and adjusted on a pro rata basis for any partial year remaining in the employment period.

The employment agreements have a three-year term, but have been amended to extend the term for an additional 2 years (from February 5, 2011  until February 5, 2013).  These employment agreements can be extended by mutual consent of the parties for up to three (3) additional years.  On February 1, 2011, the employment agreements for Stewart Wallach and Gerry McClinton were extended to February 5, 2013, unanimously approved by the Board of Directors on February 1, 2011.  The employment agreements have an anti-competition provision for 18 months after the end of employment.
The above summary of the employment agreements is qualified by reference to the actual employment agreements, which are filed as exhibits to the Form 10K by the Company for fiscal year ended December 31, 2011  (as filed by the Company with the SEC on March 12, 2012).

The following table summarizes option grants during the fiscal year ended December 31, 2010, to each of the executive officers named in the Summary Compensation Table herein.

SUMMARY TABLE OF OPTION GRANTS TO OFFICERS OF COMPANY
Name	No. of Shares Underlying	% of Total Options Granted Employees in FY2011	Expiration Date	Restricted Stock Grants	No. Shares underlying Options Options Granted in FY2011
Stewart Wallach	24,498,039	-0-	4/27/2017	-0-	-0-
Gerry McClinton	32,250,000	-0-	4/27/2017	-0-	-0-

CURRENT BOARD OF DIRECTORS

The background information on the directors is set forth below under "Item 1. Proposal Two: Election of Directors."  Each Director's term is for one year. The incumbent and current members of the Board of Directors are:

Stewart Wallach.  Mr. Wallach has been a director since April 2007.

1.	Gerry McClinton. Mr. McClinton has been a director since February 2008.

2.	Laurie Holtz. Mr. Holtz has been a director since January 2004.

3.	Jeffrey Postal. Mr. Postal has been a director since January 2004.

4.	Jeffrey Guzy. Mr. Guzy was appointed as a director on May 3, 2007. Mr. Guzy is deemed an "independent director."

5.	Larry Sloven. Mr. Sloven was appointed as a director on May 3, 2007. Mr. Sloven is an outside director.

The Company typically elects directors by written consent because a majority of the voting securities are held by members of the Company’s management and a former director and officer and his wife. The Company has been unable to date to obtain sufficient written consents to date to elect the proposed management slate of director nominees without conducting a general solicitation subject to Regulation 14A or Regulation 14C reporting requirements. Further, the Company may propose resolutions requiring shareholder approval at a shareholder meeting requiring a general solicitation under Regulation 14A, but such proposals are not ready for presentation for shareholder approval. For these and other reasons, the Company may be unable to file an information statement or Information Statement within the required 120 days after the end of its fiscal year and, as such, the Company is completing this Part III of the Report on Form 10K for the fiscal year ending December 31, 2011.

INDEPENDENT DIRECTORS

The Company is a "controlled  company"  under typical stock exchange corporate  governance rules, that is a company where 50% or more of the voting  power is owned by a person or a group,  and does not  currently  have to meet  requirements  for a board of  directors  with a majority  of  "independent directors."  Currently, only Jeffrey Guzy, Larry Sloven and Laurie Holtz qualify  as an "independent directors" under the listing standards of most stock exchanges or quotation systems.  No other directors qualify  as an "independent director" under those rules because they are officers of the Company or have business relationships with the Company.

POLICY REGARDING BOARD ATTENDANCE

Company directors are expected to attend all annual and special board meetings per Company policy.  An attendance rate of less than 75% over any 12-month period is grounds for removal from the Board of Directors.  In fiscal year 2011, all directors attended at least 75% of all board meetings.

ROLE OF THE BOARD OF DIRECTORS IN CORPORATE GOVERNANCE

The Board of Directors is responsible for overseeing the Chief Executive Officer and other senior management in order to assure that such officers are competent and ethical in running the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served by such management.  The directors must take a pro-active focus and approach to their obligation in order to set and enforce standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

The Company has adopted a Code of Ethics, which is posted on the Company's Website.  The contents of the Company Website are not incorporated herein by reference and that Website provided in this Information Statement is intended to be an inactive textual reference only.

AUDIT COMMITTEE

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. It is primarily responsible for overseeing the services performed by the Company's independent public auditors, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The members of the Audit Committee in fiscal year 2011 were Jeffrey Guzy and Jeffrey Postal. The Company believes that Mr. Guzy is an independent director under applicable NASDAQ standards.

ESPP.  The Company does not have an Employee Stock Purchase Plan that provides employees with the opportunity to purchase shares of the Common Stock.  Our practice was to make periodic annual equity grants to our executives.  In determining 2010 equity grants for executives, we considered the importance of each employee to accomplishing our strategic goals.

Benefits.  The Company provides the following benefits to our senior executives generally on the same basis as the benefits provided to all employees: (1) health care and dental insurance; and (2) paid personal and vacation leave.

The Compensation and Nominating Committee believes that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

DIRECTOR MEETINGS IN FISCAL YEAR 2011

The Board of Directors had three official meetings in fiscal year 2011.  During fiscal year 2011 all of the directors attended 75% or more of all meetings of the Board, which were held during the period of time that such person served on the Board or such committee.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer and Chief Operating Officer (who also holds the Chief Financial Officer position).  The Chief Financial Officer is allowed and encouraged to address the Board of Directors on any issues affecting the Company or its public shareholders.  The Company also allows outside counsel to participate in some of the board meetings in order to provide legal counsel and an outside perspective on corporate governance and risk issues.

Independent Directors. The Board of the Company is currently comprised of six directors, three of whom are independent directors under SEC rules.  The Company has sought unsuccessfully in 2011 to recruit additional qualified independent directors, especially for the Audit Committee.  Although we have D&O insurance, we believe that our chronic losses and chronically low public stock market price discourages qualified candidates from serving as independent directors.  This is a problem commonly faced by micro-cap, “penny stock” companies like our company.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success or survival.

The Company faces a number of risks, including, without limit:  (1) persistent net losses in consecutive fiscal quarters and years, which losses require outside funding or financing through the sale of our securities or insider loans to the Company (all of which usually dilute our existing shareholders and discourage public investors in investing in our Common Stock); (2) chronically low public stock market price, which hinders our ability to fund and grow our business; (3) reliance on regional and national distributors and retailers to sell  our products in a highly competitive market filled with competitors who possess significantly greater resources and market share than our company; (4) negative impact of the ongoing worldwide recession on consumer demand for the kind of discretionary products that we sell; (5) customary operational risks; (6) lack of a strong brand name for our products; (7) reliance on key personnel and the lack of key man insurance that pays for replacements; (8) lack of primary markets and lack of institutional support for our publicly traded Common Stock; (9) low market price of our Common Stock hindering our ability to consummate or attract merger and acquisition candidates; (10) lack of assets (other than accounts receivable) to attain commercially reasonable financing for operations; and (11) the risks faced by any product company in today’s challenging environment.

We rely on China for the manufacture of our products.  Any conflict between the U.S. and China could disrupt our product supply and force us to find alternative manufacturers.  From time to time, we access the appeal of non-Chinese manufacturing sources.

Our senior officers are responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board and other non-officer directors met quarterly on average with management to discuss strategy and the risks facing the Company.  Senior management, each member being also a director, attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of directors.  Since most of the directors are located in the same area, informal meetings between directors and officers also occur to discuss business risk and appropriate responses.

Director - Minimum Qualifications. The Nominating and Compensation Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws.  A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Compensation Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•	financial, regulatory and business experience, knowledge of the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the shareholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence under applicable Commission and listing definitions.

The Nominating and Compensation Committee will also consider any other factors it deems relevant.  With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Compensation Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Compensation Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Compensation Committee relies on personal contacts of the committee members and other members of the Board of Directors, and will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Nominating and Compensation Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Compensation Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail below.  If such individual fulfills these criteria, the Nominating and Compensation Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Recommendation by Stockholders. It is the policy of the Nominating and Compensation Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Compensation Committee may choose not to consider an unsolicited recommendation if no vacancy exists n the Board of Directors and the Nominating and Compensation Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Compensation Committee’s resources, the Nominating and Compensation Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Proposal Procedures. To submit a recommendation of a director candidate to the Nominating and Compensation Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Compensation Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the Information Statement as a nominee and to serving as a director if elected;

4.
The name and address of the stockholder making the recommendation, as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, when and if one is held, or to be considered prior to a written consent vote on director nominees, the recommendation must be received by the Nominating and Compensation Committee by December 31st for an annual meeting in the following year.

OTHER MATTERS

No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders. One copy of the Company’s Annual Report on Form 10K and one copy of this Information Statement are being delivered to multiple security holders sharing an address unless the Company has received contrary written instructions. The Company will deliver promptly upon written or oral request a separate copy of the Form 10K Annual Report for fiscal year ending December 31, 2011, and this Information Statement if such request is made to the Company at the address or phone number set forth on the first page of this Information Statement.

The Company files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company has filed at the SEC’s public reference rooms at 100 F Street, NE, Washington, D.C., 20549. Please call the commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov, which reports information statements and other information (including this Information Statement) regarding the Company.

INCORPORATION BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Information Statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information  Statement. These include periodic reports, such as Annual Reports on Form 10K, Quarterly Reports on Form 10Q and Current Reports on Form 8K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8K, including the related exhibits, is not incorporated by reference into this Information Statement.

Any recipient of this Information Statement should rely only on information contained in or incorporated by reference in this information. No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.